EXHIBIT 99.1

For Release March 6, 2006—6:00 A.M. PST	Contact: Merlin Bingham
(208) 665-2002

METALLINE CLOSES PRIVATE PLACEMENT OFFERING

Coeur d'Alene, Idaho - Metalline Mining Company (MMGG:OTCBB) announced today that a private offering of common stock to accredited investors has been completed and that the gross offering proceeds totaled $11,156,509. CEO Merlin D. Bingham stated, "We are pleased with the success of this offering and are now prepared to continue with the feasibility study for our Sierra Mojada project."

For each share of common stock purchased, investors also received a warrant to purchase one additional share of common stock at an exercise price of $1.25 per share. The warrants are exercisable for a period five years from their issuance. The common stock is restricted from resale under Rule 144 unless a registration of the shares occurs first.

The proceeds of the offering are expected to be used for general corporate purposes, including working capital, and completion of a feasibility study for the Sierra Mojada project located in Coahuila, Mexico.

* * *
Cautionary Note to Investors

Metalline is an exploration stage company and does not currently have any known reserves and cannot be expected to have reserves unless and until a feasibility study is completed for the Sierra Mojada property that shows proven and probable reserves.

Forward-Looking Statements

This news release contains forward-looking statements regarding future events and Metalline's future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which Metalline operates and the beliefs and assumptions of Metalline's management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions, are intended to identify such forward-looking statements. In addition, any statements that refer to projections of Metalline's future financial performance, Metalline's anticipated growth and potentials in its business, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein and Metalline's Annual Report on Form 10-KSB for the fiscal year ended October 31, 2005 under "Risk Factors." Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Metalline undertakes no obligation to revise or update any forward-looking statements for any reason.